UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

8670 Wolff Court, Suite 240 Westminster, Colorado (Address of principal executive offices)	80031 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On November 13, 2014, Farmland Partners Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with an unrelated third party (the “Seller”) to acquire seven row crop farms in South Carolina totaling approximately 6,819 acres (collectively, the “Property”) for an aggregate purchase price of $28.0 million. The Company intends to enter into a three-year lease with the Seller for the largest of the seven farms and multi-year leases with other third-party tenants for the other six farms. The Company intends to obtain mortgage financing on the farms at closing in an amount representing approximately 60% of the purchase price.

The acquisition is expected to close no later than December 22, 2014, subject to the Seller’s execution of a three-year lease for the largest of the seven farms and the satisfaction of certain customary closing conditions. There can be no assurance that these conditions will be satisfied or that the pending acquisition will be consummated on the terms described herein, or at all.

Under the Purchase Agreement, the Seller has the option to repurchase the Property on the third anniversary of the Purchase Agreement for an aggregate purchase price equal to the sum of: (i) $32.4 million; (ii) the price paid by the Company for any improvements on the Property multiplied by 1.10; and (iii) the annual rental income for the Property in excess of $1,400,000 multiplied by 15. The Seller must notify the Company of its intention to exercise the repurchase option no later than May 13, 2017.

The Company issued a press release on November 17, 2014 announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits

(d)         Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Press Release dated November 17, 2014.

*  Furnished herewith.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, without limitation, statements regarding the completion of the pending acquisition, expected lease terms and mortgage indebtedness. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Certain factors that could cause actual results to differ materially from the Company’s expectations include satisfaction of the closing conditions to the Purchase Agreement described above and other risks detailed under “Risk Factors” in the Company’s final prospectus, dated July 24, 2014, relating to the Company’s recent public offering, and in the other documents the Company files with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: November 19, 2014	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated November 17, 2014.

*  Furnished herewith.

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